Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER NET INCOME

OF $151.0 MILLION, EARNINGS PER COMMON SHARE OF $.61.

(Chicago, April 19, 2011) Northern Trust Corporation today reported first quarter net income per common share of $.61 compared with net income per common share of $.64 in the first and fourth quarters of 2010. Net income was $151.0 million in the current quarter, compared with net income of $157.2 million in the prior year quarter and $157.1 million in the prior quarter. Return on average common equity was 8.9% in the current quarter, compared to 9.9% in the prior year quarter and 9.1% in the prior quarter.

Earnings per share in the current quarter and prior quarter each benefited from reductions of a liability related to potential losses from indemnified litigation involving Visa, Inc. (Visa). The associated pre-tax expense reductions totaled $10.1 million ($6.4 million after tax, or $.02 per common share) in the current quarter and $20.3 million ($12.9 million after tax, or $.05 per common share) in the prior quarter.

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Frederick H. Waddell, Chairman and Chief Executive Officer, commented on the quarter, “Northern Trust’s results benefited from improved equity markets and strong new business, offset by the ongoing impact of persistently low interest rates. In this environment, we continue to invest in our infrastructure and people to support our clients. For example, we recently announced an agreement to acquire Bank of Ireland Securities Services, the fund administration, investment operations outsourcing and custody business of the Bank of Ireland Group, which will further strengthen our capabilities to serve our clients. These efforts have been rewarded in the marketplace, with assets under custody growing 17% from a year ago to a record $4.4 trillion. Moreover, our balance sheet remains exceptionally strong, with a tier 1 capital ratio of 13.5%.”

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FIRST QUARTER PERFORMANCE HIGHLIGHTS

Net income per common share in the first quarter of 2011 was $.61 compared to $.64 per common share in the first quarter of 2010. Net income for the current quarter was $151.0 million compared to $157.2 million in the prior year quarter. Operating earnings for the current quarter, which exclude the Visa related after-tax benefit of $6.4 million, were $144.6 million, or $.59 per common share. Operating earnings is a non-GAAP financial measure. A reconciliation of operating earnings to reported earnings prepared in accordance with U.S. generally accepted accounting principles (GAAP) is included on page 13.

Consolidated revenue totaled $897.9 million in both the current and the prior year quarters. Noninterest income, which represented 74% of revenue, decreased 1% to $663.5 million from the prior year quarter’s $667.5 million. Trust, investment and other servicing fees, which represented 57% of current quarter revenue, were $514.9 million in the current quarter, relatively unchanged from the prior quarter. Net interest income for the quarter on a fully taxable equivalent (FTE) basis totaled $244.9 million compared to $240.1 million in the prior year quarter. Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. A reconciliation of reported net interest income to net interest income on an FTE basis is included on page 13.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) decreased $26.0 million, or 9%, to $271.3 million in the current quarter from the prior year quarter’s $297.3 million, primarily reflecting a decline in securities lending revenue, partially offset by higher fees from custody and fund administration and investment management services. Custody and fund administration fees, the largest component of C&IS fees, increased $9.8 million, or 6%, to $169.0 million from the prior year quarter’s total of $159.2 million, reflecting improved markets and new business. C&IS investment management fees for the current quarter equaled $67.1 million, an increase of 5% from $63.7 million in the prior year quarter. Investment management fees benefited from improved markets and new business,

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

partially offset by waived fees in money market mutual funds due to the persistent low level of short-term interest rates. Money market mutual fund fee waivers in C&IS totaled $4.6 million in the current quarter compared with $4.2 million in the prior year quarter. Securities lending revenue totaled $17.0 million, a $38.6 million, or 69%, decrease compared with the prior year quarter’s $55.6 million. The prior year quarter included the recovery of previously recorded unrealized asset valuation losses of approximately $38 million in a mark-to-market investment fund used in securities lending activities. As of September 30, 2010, securities in the mark-to-market fund had been sold with the proceeds reinvested into a short duration fund, eliminating the mark-to-market impact on securities lending revenue in periods subsequent to the date of sale.

Trust, investment and other servicing fees from Personal Financial Services (PFS) totaled $243.6 million in the current quarter, increasing $25.8 million, or 12%, from $217.8 million in the prior year quarter. The increase in PFS fees was primarily the result of new business and improved markets. PFS waived fees in money market mutual funds, attributable to the continued low level of short-term interest rates, totaled $12.1 million in the current quarter compared with $16.0 million in the prior year quarter.

Assets under custody and assets under management form the primary basis of our trust, investment and other servicing fees. The following table provides Northern Trust’s assets under custody and assets under management by business segments.

($ in Billions)	March 31, 2011	December 31, 2010	March 31, 2010	% Change 1Q 11/1Q 10		% Change 1Q 11/4Q 10
Assets Under Custody
Corporate & Institutional	$3,971.4	$3,711.1	$3,373.5	18%		7%
Personal	384.6	370.2	340.7	13		4

Total Assets Under Custody	$4,356.0	$4,081.3	$3,714.2	17%		7%

($ in Billions)	March 31, 2011	December 31, 2010	March 31, 2010	% Change 1Q 11/1Q 10		% Change 1Q 11/4Q 10
Assets Under Management
Corporate & Institutional	$493.8	$489.2	$498.2	(1	) %	1%
Personal	168.4	154.4	149.1	13		9

Total Assets Under Management	$662.2	$643.6	$647.3	2%		3%

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

C&IS assets under custody totaled $4.0 trillion, up 18% from the prior year quarter, and included $2.4 trillion of global custody assets, 26% higher compared to the prior year quarter. C&IS assets under management totaled $493.8 billion, down 1% from the prior year quarter, and included $109.3 billion of securities lending collateral, a 10% decrease from the prior year quarter.

Foreign exchange trading income totaled $84.8 million, up $5.1 million, or 6%, compared with $79.7 million in the prior year quarter. The current quarter increase is attributable to higher levels of volume and market volatility.

Other operating income totaled $35.7 million, down 8% compared to $39.0 million in the prior year quarter.

Net investment security losses totaled $5.5 million in the current quarter compared to net gains of $.3 million in the prior year quarter. The current quarter included $5.1 million of credit-related other-than-temporary impairment of residential mortgage-backed securities.

Net interest income for the quarter on an FTE basis totaled $244.9 million, up 2% when compared to the $240.1 million in the prior year quarter. The net interest margin was 1.32% for the current quarter, down from 1.44% in the prior year quarter. The net interest margin continues to be impacted by balance sheet growth concentrated primarily in the lower yielding investment securities portfolio due to continuing weakness in loan demand, and by a larger percentage of funding generated from interest-bearing sources, primarily non-U.S. office deposits. Average earning assets of $75.4 billion, up $8.0 billion, or 12%, compared to $67.4 billion in the prior year quarter, reflect increases in average balances of securities, Federal Reserve deposits, and interest-bearing deposits with banks.

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

The provision for credit losses was $15.0 million in the current quarter and $40.0 million in the prior year quarter. Net charge-offs totaled $21.6 million for the current quarter and included $13.8 million of recoveries, compared to $30.6 million of net charge-offs in the prior year quarter and $2.1 million of recoveries.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	March 31, 2011	December 31, 2010	March 31, 2010

Nonperforming Assets
Nonperforming Loans	$325.1	$333.0	$319.5
Other Real Estate Owned	56.3	45.5	45.7

Total Nonperforming Assets	381.4	378.5	365.2

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	313.5	319.6	320.5
Unfunded Loan Commitments and Standby Letters of Credit	37.3	37.7	29.5

Total Allowance for Credit Losses	$350.8	$357.3	$350.0

Ratios
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.12%	1.14%	1.15%
Nonperforming Loans to Total Loans and Leases	1.17%	1.18%	1.14%
Assigned Allowance to Nonperforming Loans Coverage	1.0x	1.0x	1.0x

Noninterest expense totaled $652.9 million for the current quarter, a $33.2 million, or 5%, increase from $619.7 million in the prior year quarter. Excluding the current quarter’s $10.1 million pre-tax benefit from the reduction of the Visa indemnification liability, noninterest expense increased by $43.3 million, or 7%, primarily due to increases in outside services and compensation expense and in other miscellaneous operating expense items.

Compensation expense, the largest component of noninterest expense, equaled $294.0 million, up $19.3 million, or 7%, compared to $274.7 million in the prior year quarter. The increase was primarily attributable to higher performance-based compensation and salary expense. Staff on a full-time equivalent basis at March 31, 2011 totaled approximately 13,000, up 5% from a year ago.

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

Employee benefit expense equaled $54.8 million, down $8.3 million, or 13%, compared to $63.1 million in the prior year quarter. Employee benefit expense for the current quarter includes a $9.7 million reversal of an employee benefit related accrual for which the 2010 goal was not met.

Expense associated with outside services totaled $124.0 million, up $18.4 million, or 17%, from $105.6 million in the prior year quarter due to higher expense associated with consulting, investment manager sub-advisory, and technical services, as well as acquisition related costs associated with the recently announced agreement to acquire Bank of Ireland Securities Services.

Equipment and software expense totaled $73.4 million, an increase of $6.8 million, or 10%, from $66.6 million in the prior year quarter due to higher levels of depreciation expense from the continued investment in capital assets.

Other operating expense totaled $74.2 million, an increase of $7.2 million, or 11%, compared to $67.0 million in the prior year quarter, primarily reflecting increased business promotion, charges associated with account servicing activities, and staff related expense, partially offset by a decrease of $3.0 million in Federal Deposit Insurance Corporation insurance premiums.

Income tax expense was $79.0 million in the current quarter, representing an effective tax rate of 34.3%, and $81.0 million in the prior year quarter, representing an effective tax rate of 34.0%. The current quarter includes a higher state income tax provision as a result of the Illinois corporate income tax rate increase which was enacted in January 2011.

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FIRST QUARTER PERFORMANCE VS. FOURTH QUARTER

Net income per common share was $.61 in the first quarter of 2011 and $.64 in the fourth quarter of 2010. Net income for the current quarter was $151.0 million compared to $157.1 million in the prior quarter. Operating earnings, which exclude Visa related after-tax benefits of $6.4 million and $12.9 million in the current and prior quarter, respectively, were $144.6 million, or $.59 per common share, in the current quarter compared to operating earnings of $144.2 million, or $.59 per common share, in the prior quarter.

Consolidated revenue for the current quarter equaled $897.9 million compared to $896.1 million in the prior quarter. Trust, investment and other servicing fees totaled $514.9 million, an increase of $10.3 million, or 2%, from $504.6 million in the prior quarter. Net interest income for the current quarter on an FTE basis increased $12.6 million, or 5%, to $244.9 million from $232.3 million in the prior quarter.

C&IS trust, investment and other servicing fees totaled $271.3 million, an increase of 1% from $268.6 million in the prior quarter, primarily reflecting an increase in custody and fund administration fees of 2% to $169.0 million from the prior quarter’s $165.8 million, attributable to improved markets and new business. C&IS investment management fees in the current quarter totaled $67.1 million, relatively unchanged from $67.4 million in the prior quarter. Money market mutual fund fee waivers in C&IS, attributable to the continued low level of short-term interest rates, totaled $4.6 million in the current quarter compared with $3.6 million in the prior quarter. Securities lending revenue totaled $17.0 million in the current quarter compared with $16.9 million in the prior quarter.

PFS trust, investment and other servicing fees increased $7.6 million, or 3%, to $243.6 million from the prior quarter’s $236.0 million. The increase in PFS fees primarily reflects improved markets and new business, partially offset by waived fees in money market mutual funds which totaled $12.1 million in the current quarter compared to $10.3 million in the prior quarter.

Foreign exchange trading income decreased $13.4 million, or 14%, to $84.8 million compared to $98.2 million in the prior quarter, reflecting lower levels of market volatility compared to the prior quarter, partially offset by higher volumes.

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FIRST QUARTER PERFORMANCE VS. FOURTH QUARTER (continued)

Other operating income of $35.7 million for the current quarter decreased $6.5 million, or 15%, from the prior quarter’s $42.2 million. The prior quarter included a $3.0 million gain on the sale of a building.

Net investment security losses totaled $5.5 million in the current quarter compared to $7.1 million in the prior quarter. The current and prior quarters included $5.1 million and $7.1 million, respectively, of credit-related other-than-temporary-impairment of residential mortgage-backed securities.

Net interest income on an FTE basis in the current quarter increased $12.6 million, or 5%, to $244.9 million compared with $232.3 million in the prior quarter. The current quarter net interest margin was 1.32%, up slightly from 1.30% in the prior quarter. The net interest margin continues to be impacted by balance sheet growth concentrated primarily in the lower yielding investment securities portfolio due to continuing weakness in loan demand, and by a larger percentage of funding generated from interest-bearing sources, primarily non-U.S. office deposits. Average earning assets of $75.4 billion, up $4.5 billion, or 6%, compared to $70.9 billion in the prior quarter, reflect increased average balances of Federal Reserve deposits, securities, and interest-bearing deposits with banks.

The provision for credit losses totaled $15.0 million in the current quarter and $40.0 million in the prior quarter. Net charge-offs totaled $21.6 million for the current quarter and included $13.8 million of recoveries, compared to $44.0 million of net charge-offs in the prior quarter and $1.3 million of recoveries.

Noninterest expense totaled $652.9 million in the current quarter, an increase of $11.2 million, or 2%, from the prior quarter’s $641.7 million. Excluding the current and prior quarter pre-tax Visa related indemnification benefits of $10.1 million and $20.3 million, respectively, noninterest expense increased $1.0 million. The current quarter noninterest expense reflects increased compensation expense, partially offset by decreases in expenses for outside services and equipment and software.

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FIRST QUARTER PERFORMANCE VS. FOURTH QUARTER (continued)

Compensation expense totaled $294.0 million for the current quarter, up $12.2 million, or 4%, from $281.8 million in the prior quarter. The primary driver of the increase was share-based compensation expense, which totaled $22.8 million in the current quarter compared to $11.8 million in the prior quarter. Northern Trust’s primary grant of stock options typically occurs in the first quarter of each year. Stock options granted to retirement-eligible employees are expensed in their entirety on their grant date. Consequently, the current quarter included $14.9 million in share-based compensation attributable to stock options, compared with $5.0 million in the prior quarter.

Employee benefit expense totaled $54.8 million for the current quarter, down $.9 million, or 2%, from $55.7 million in the prior quarter. Employee benefit expense for the current quarter includes higher social security and other federal employment related taxes, offset by a $9.7 million reversal of an employee benefit related accrual for which the 2010 goal was not met.

Expense for outside services totaled $124.0 million, a decrease of $5.5 million, or 4%, compared to $129.5 million in the prior quarter, reflecting lower costs associated with legal and technical services, partially offset by higher consulting expenses.

Equipment and software expense totaled $73.4 million in the current quarter, down 6% from $78.1 million in the prior quarter due to the accelerated depreciation of certain assets written off in the prior quarter. Occupancy expense equaled $42.6 million, an increase of 5% from $40.6 million in the prior quarter.

Other operating expense totaled $74.2 million, a decrease of 3% from $76.3 million in the prior quarter, primarily reflecting lower staff related expenses and reduced charges associated with account servicing activities, partially offset by increased business promotion expenses.

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FIRST QUARTER PERFORMANCE VS. FOURTH QUARTER (continued)

Total income tax expense was $79.0 million for the current quarter, representing an effective rate of 34.3%. Income tax expense was $57.3 million in the prior quarter, representing an effective tax rate of 26.7%. The current quarter includes a higher state income tax provision as a result of the Illinois corporate income tax rate increase enacted in January 2011. The prior quarter effective tax rate reflects the impact of the Corporation’s election to indefinitely reinvest the earnings of an additional non-U.S. subsidiary.

BALANCE SHEET

Total assets averaged $83.3 billion for the current quarter, up $8.3 billion, or 11%, from the prior year’s first quarter average of $75.0 billion. Earning assets averaged $75.4 billion, up $8.0 billion, or 12%, from the prior year quarter’s average of $67.4 billion. Average investment securities increased $3.9 billion, or 22%, to $22.2 billion in the current quarter compared to $18.3 billion in the prior year quarter. Average interest-bearing deposits with banks totaled $16.2 billion for the current quarter compared to $14.6 billion for the prior year quarter, an 11% increase, while Federal Reserve deposits and other interest-bearing balances equaled $9.0 billion, an increase of $2.2 billion, or 33%, compared to the prior year quarter’s average of $6.8 billion.

Loans and leases averaged $27.8 billion, an increase of 1% from $27.5 billion in the prior year quarter. Commercial and institutional loans averaged $6.0 billion, down 6% from $6.4 billion in the prior year quarter. Commercial real estate loans averaged $3.2 billion, down 1% from the prior year quarter’s $3.3 billion. Residential real estate loans averaged $10.8 billion in the current and prior year quarters. The current quarter residential real estate loan average balance represented 39% of the total average loan and lease portfolio. Private client loans averaged $5.2 billion, up 6% from prior year quarter’s $4.9 billion.

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BALANCE SHEET (continued)

Total stockholders’ equity averaged $6.9 billion, up 6% from the prior year quarter’s average of $6.5 billion. The current quarter increase primarily reflects the retention of earnings, partially offset by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the current quarter, the Corporation repurchased 701,146 shares at a cost of $36.4 million ($51.88 average price per share). An additional 6.5 million shares are authorized for repurchase after March 31, 2011 under the current share buyback program.

Northern Trust’s risk-based capital ratios remained strong at March 31, 2011, with the Corporation’s tier 1 capital ratio of 13.5%, total risk-based capital ratio of 15.4%, and tier 1 leverage ratio of 8.5% each exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively. Each of Northern Trust’s U.S. subsidiary banks had capital ratios at March 31, 2011 that were above the levels required for classification as a “well capitalized” institution.

The ratio of tier 1 common equity to risk-weighted assets, a non-GAAP financial measure, was 13.0% at March 31, 2011 and at December 31, 2010 and 12.8% at March 31, 2010. The following table provides a reconciliation of tier 1 common equity to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

($ In Millions)	March 31, 2011	December 31, 2010	March 31, 2010

Tier 1 Capital	$7,064.3	$6,977.0	$6,630.9
Less: Floating Rate Capital Securities	268.6	268.5	268.5

Tier 1 Common Equity	$6,795.7	$6,708.5	$6,362.4

Ratios
Tier 1 Capital	13.5%	13.6%	13.4%
Tier 1 Common Equity	13.0%	13.0%	12.8%

Northern Trust is providing the ratio of tier 1 common equity to risk-weighted assets in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

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RECONCILIATION OF OPERATING EARNINGS TO REPORTED EARNINGS

The following table provides a reconciliation of operating earnings, a non-GAAP financial measure which excludes Visa related indemnification benefits, to reported earnings prepared in accordance with GAAP. Management believes the presentation of operating earnings in addition to reported results prepared in accordance with GAAP provides a clearer indication of the results and trends in Northern Trust’s core businesses.

	First Quarter 2011		Fourth Quarter 2010		First Quarter 2010
($ In Millions Except Per Common Share Data)	Amount	Per Common Share	Amount	Per Common Share	Amount	Per Common Share

Reported Earnings	$151.0	$.61	$157.1	$.64	$—	$—
Visa Indemnification Benefit (net of tax effect of $7.4 in the fourth quarter of 2010 and $3.7 in the first quarter of 2011)	(6.4)	(.02)	(12.9)	(.05)	—	—

Operating Earnings	$144.6	$.59	$144.2	$.59	$—	$—

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE

EQUIVALENT

The table below presents a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on a fully taxable equivalent (FTE) basis, a non-GAAP financial measure. Management believes this presentation provides a clearer indication of net interest margins for comparative purposes.

	Three Months Ended
	March 31, 2011			December 31, 2010			March 31, 2010
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$347.1	$10.5	$357.6	$334.3	$10.3	$344.6	$314.3	$9.7	$324.0
Interest Expense	112.7	—	112.7	112.3	—	112.3	83.9	—	83.9

Net Interest Income	234.4	10.5	244.9	222.0	10.3	232.3	230.4	9.7	240.1
Net Interest Margin	1.26%		1.32%	1.24%		1.30%	1.39%		1.44%

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expense, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2010 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast live on April 19, 2011. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on April 19, 2011 through 5:00 p.m. CT on April 29, 2011. Participants will need Windows Mediatm software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FIRST QUARTER
	2011	2010	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$514.9	$515.1	—%
Foreign Exchange Trading Income	84.8	79.7	6
Treasury Management Fees	18.6	20.1	(8)
Security Commissions and Trading Income	15.0	13.3	13
Other Operating Income	35.7	39.0	(8)
Investment Security Gains (Losses), net	(5.5)	.3	N/M

Total Noninterest Income	663.5	667.5	(1)

Net Interest Income
Interest Income	347.1	314.3	10
Interest Expense	112.7	83.9	34

Net Interest Income	234.4	230.4	2

Total Revenue	897.9	897.9	—

Provision for Credit Losses	15.0	40.0	(63)

Noninterest Expense
Compensation	294.0	274.7	7
Employee Benefits	54.8	63.1	(13)
Outside Services	124.0	105.6	17
Equipment and Software	73.4	66.6	10
Occupancy	42.6	42.7	—
Visa Indemnification Benefit	(10.1)	—	100
Other Operating Expense	74.2	67.0	11

Total Noninterest Expense	652.9	619.7	5

Income before Income Taxes	230.0	238.2	(3)
Provision for Income Taxes	79.0	81.0	(2)

NET INCOME	$151.0	$157.2	(4	) %

Per Common Share
Net Income
Basic	$.62	$.65	(5	) %
Diluted	.61	.64	(4)

Average Common Equity	$6,852.8	$6,454.6	6%
Return on Average Common Equity	8.94%	9.88%
Return on Average Assets	.74%	.85%

Cash Dividends Declared per Common Share	$.28	$.28	—%

Average Common Shares Outstanding (000s)
Basic	242,126	241,724
Diluted	242,970	242,513
Common Shares Outstanding (EOP)	241,803	241,850

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FIRST QUARTER	FOURTH QUARTER
	2011	2010	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$514.9	$504.6	2%
Foreign Exchange Trading Income	84.8	98.2	(14)
Treasury Management Fees	18.6	18.8	(1)
Security Commissions and Trading Income	15.0	17.4	(14)
Other Operating Income	35.7	42.2	(15)
Investment Security Gains (Losses), net	(5.5)	(7.1)	(22)

Total Noninterest Income	663.5	674.1	(2)

Net Interest Income
Interest Income	347.1	334.3	4
Interest Expense	112.7	112.3	—

Net Interest Income	234.4	222.0	6

Total Revenue	897.9	896.1	—

Provision for Credit Losses	15.0	40.0	(63)

Noninterest Expense
Compensation	294.0	281.8	4
Employee Benefits	54.8	55.7	(2)
Outside Services	124.0	129.5	(4)
Equipment and Software	73.4	78.1	(6)
Occupancy	42.6	40.6	5
Visa Indemnification Benefit	(10.1)	(20.3)	(50)
Other Operating Expense	74.2	76.3	(3)

Total Noninterest Expense	652.9	641.7	2

Income before Income Taxes	230.0	214.4	7
Provision for Income Taxes	79.0	57.3	38

NET INCOME	$151.0	$157.1	(4	) %

Per Common Share
Net Income
Basic	$.62	$.64	(4	) %
Diluted	.61	.64	(4)

Average Common Equity	$6,852.8	$6,846.8	—%
Return on Average Common Equity	8.94%	9.10%
Return on Average Assets	.74%	.78%

Cash Dividends Declared per Common Share	$.28	$.28	—%

Average Common Shares Outstanding (000s)
Basic	242,126	242,214
Diluted	242,970	242,743
Common Shares Outstanding (EOP)	241,803	242,269

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	MARCH 31
	2011	2010	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$90.2	$150.4	(40	) %
Interest-Bearing Deposits with Banks	16,891.5	15,939.3	6
Federal Reserve Deposits and Other Interest-Bearing	15,080.5	6,892.8	119
Securities
U.S. Government	982.0	59.0	N/M
Obligations of States and Political Subdivisions	665.0	746.1	(11)
Government Sponsored Agency	13,317.2	10,837.6	23
Other	7,825.2	5,783.0	35

Total Securities	22,789.4	17,425.7	31
Loans and Leases	27,887.5	27,962.0	—

Total Earning Assets	82,739.1	68,370.2	21
Allowance for Credit Losses Assigned to Loans and Leases	(313.5)	(320.5)	(2)
Cash and Due from Banks	3,592.8	2,651.7	35
Buildings and Equipment	494.7	540.5	(8)
Client Security Settlement Receivables	1,304.0	970.6	34
Goodwill	405.8	394.0	3
Other Assets	4,456.3	3,712.1	20

Total Assets	$92,679.2	$76,318.6	21%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,147.3	$13,442.4	5%
Savings Certificates and Other Time	3,765.2	3,681.0	2
Non-U.S. Offices - Interest-Bearing	41,077.5	29,125.7	41

Total Interest-Bearing Deposits	58,990.0	46,249.1	28
Short-Term Borrowings	7,297.9	5,455.0	34
Senior Notes	1,890.6	1,395.0	36
Long-Term Debt	2,538.2	2,725.4	(7)
Floating Rate Capital Debt	276.9	276.8	—

Total Interest-Related Funds	70,993.6	56,101.3	27
Demand and Other Noninterest-Bearing Deposits	12,085.4	11,186.1	8
Other Liabilities	2,672.0	2,584.1	3

Total Liabilities	85,751.0	69,871.5	23
Total Equity	6,928.2	6,447.1	7

Total Liabilities and Stockholders’ Equity	$92,679.2	$76,318.6	21%

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	MARCH 31	DECEMBER 31
	2011	2010	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$90.2	$160.1	(44	) %
Interest-Bearing Deposits with Banks	16,891.5	15,351.3	10
Federal Reserve Deposits and Other Interest-Bearing	15,080.5	10,924.6	38
Securities
U.S. Government	982.0	658.4	49
Obligations of States and Political Subdivisions	665.0	690.9	(4)
Government Sponsored Agency	13,317.2	12,140.0	10
Other	7,825.2	7,341.6	7

Total Securities	22,789.4	20,830.9	9
Loans and Leases	27,887.5	28,132.0	(1)

Total Earning Assets	82,739.1	75,398.9	10
Allowance for Credit Losses Assigned to Loans & Leases	(313.5)	(319.6)	(2)
Cash and Due from Banks	3,592.8	2,818.0	27
Buildings and Equipment	494.7	504.5	(2)
Client Security Settlement Receivables	1,304.0	701.3	86
Goodwill	405.8	400.9	1
Other Assets	4,456.3	4,339.9	3

Total Assets	$92,679.2	$83,843.9	11%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,147.3	$14,208.7	—%
Savings Certificates and Other Time	3,765.2	3,913.0	(4)
Non-U.S. Offices - Interest-Bearing	41,077.5	35,472.4	16

Total Interest-Bearing Deposits	58,990.0	53,594.1	10
Short-Term Borrowings	7,297.9	4,993.8	46
Senior Notes	1,890.6	1,896.1	—
Long-Term Debt	2,538.2	2,729.3	(7)
Floating Rate Capital Debt	276.9	276.9	—

Total Interest-Related Funds	70,993.6	63,490.2	12
Demand & Other Noninterest-Bearing Deposits	12,085.4	10,601.6	14
Other Liabilities	2,672.0	2,921.8	(9)

Total Liabilities	85,751.0	77,013.6	11
Total Equity	6,928.2	6,830.3	1

Total Liabilities and Stockholders’ Equity	$92,679.2	$83,843.9	11%

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	FIRST QUARTER
	2011	2010	% Change (*)

Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$251.1	$278.4	(10	) %
Interest-Bearing Deposits with Banks	16,153.8	14,581.2	11
Federal Reserve Deposits and Other Interest-Bearing	8,950.1	6,753.8	33
Securities
U.S. Government	973.6	67.2	N/M
Obligations of States and Political Subdivisions	667.9	750.6	(11)
Government Sponsored Agency	12,615.5	11,615.2	9
Other	7,989.4	5,870.9	36

Total Securities	22,246.4	18,303.9	22
Loans and Leases	27,795.0	27,497.8	1

Total Earning Assets	75,396.4	67,415.1	12
Allowance for Credit Losses Assigned to Loans & Leases	(319.2)	(305.4)	5
Cash and Due from Banks	3,431.6	2,479.9	38
Buildings and Equipment	503.8	537.2	(6)
Client Security Settlement Receivables	428.9	435.2	(1)
Goodwill	405.1	396.9	2
Other Assets	3,419.1	4,010.7	(15)

Total Assets	$83,265.7	$74,969.6	11%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$13,901.7	$12,889.6	8%
Savings Certificates and Other Time	3,831.3	3,848.1	—
Non-U.S. Offices - Interest-Bearing	36,075.3	27,973.4	29

Total Interest-Bearing Deposits	53,808.3	44,711.1	20
Short-Term Borrowings	5,130.3	6,839.4	(25)
Senior Notes	1,893.2	1,518.3	25
Long-Term Debt	2,723.3	2,803.1	(3)
Floating Rate Capital Debt	276.9	276.8	—

Total Interest-Related Funds	63,832.0	56,148.7	14
Demand & Other Noninterest-Bearing Deposits	9,748.8	9,517.9	2
Other Liabilities	2,832.1	2,848.4	(1)

Total Liabilities	76,412.9	68,515.0	12
Total Equity	6,852.8	6,454.6	6

Total Liabilities and Stockholders’ Equity	$83,265.7	$74,969.6	11%

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2011 Quarter	2010 Quarters
	First	Fourth	Third	Second	First
Net Income Summary
Trust, Investment and Other Servicing Fees	$514.9	$504.6	$518.7	$543.5	$515.1
Other Noninterest Income	148.6	169.5	137.3	187.9	152.4
Net Interest Income	234.4	222.0	233.5	232.8	230.4

Total Revenue	897.9	896.1	889.5	964.2	897.9
Provision for Credit Losses	15.0	40.0	30.0	50.0	40.0
Noninterest Expense	652.9	641.7	622.1	614.4	619.7

Income before Income Taxes	230.0	214.4	237.4	299.8	238.2
Provision for Income Taxes	79.0	57.3	81.8	100.2	81.0

Net Income	$151.0	$157.1	$155.6	$199.6	$157.2

Per Common Share
Net Income - Basic	$.62	$.64	$.64	$.82	$.65
- Diluted	.61	.64	.64	.82	.64
Cash Dividends Declared per Common Share	.28	.28	.28	.28	.28
Book Value (EOP)	28.65	28.19	27.95	27.34	26.66
Market Value (EOP)	50.75	55.41	48.24	46.70	55.26

Ratios
Return on Average Common Equity	8.94%	9.10%	9.23%	12.23%	9.88%
Return on Average Assets	.74	.78	.83	1.08	.85
Net Interest Margin	1.26	1.24	1.39	1.41	1.39

Risk-based Capital Ratios
Tier 1	13.5%	13.6%	13.2%	13.7%	13.4%
Total (Tier 1 + Tier 2)	15.4	15.6	15.3	15.9	15.5
Tier 1 Leverage	8.5	8.8	9.3	9.2	8.9
Tier 1 Common Equity (non-GAAP)	13.0	13.0	12.7	13.2	12.8

Assets Under Custody ($ in Billions) - EOP
Corporate	$3,971.4	$3,711.1	$3,557.8	$3,224.3	$3,373.5
Personal	384.6	370.2	349.1	327.6	340.7

Total Assets Under Custody	$4,356.0	$4,081.3	$3,906.9	$3,551.9	$3,714.2

Assets Under Management ($ in Billions) - EOP	$662.2	$643.6	$657.2	$603.0	$647.3

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$325.1	$333.0	$327.3	$345.5	$319.5
Other Real Estate Owned (OREO)	56.3	45.5	50.3	44.3	45.7

Total Nonperforming Assets	$381.4	$378.5	$377.6	$389.8	$365.2

Nonperforming Assets / Loans & OREO	1.36%	1.34%	1.35%	1.37%	1.30%

Gross Charge-offs	$35.4	$45.3	$31.8	$40.3	$32.7
Less: Gross Recoveries	13.8	1.3	1.5	2.0	2.1

Net Charge-offs (Recoveries)	$21.6	$44.0	$30.3	$38.3	$30.6

Net Charge-offs (Annualized) to Average Loans & Leases	.31	.64	.44	.56	.45
Allowance for Credit Losses Assigned to Loans & Leases	$313.5	$319.6	$324.7	$326.7	$320.5
Allowance to Nonperforming Loans	1.0x	1.0x	1.0x	1.0x	1.0x
Allowance for Other Credit-Related Exposures	$37.3	$37.7	$36.7	$34.9	$29.5